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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
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                                SCHEDULE 14D-9
                                (RULE 14D-101)
                  SOLICITATION/RECOMMENDATION STATEMENT UNDER
            SECTION 14(D)(4) OF THE SECURITIES EXCHANGE ACT OF 1934

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                       TRAVELERS PROPERTY CASUALTY CORP.
                           (Name of Subject Company)

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                       TRAVELERS PROPERTY CASUALTY CORP.
                     (Name of Person(s) Filing Statement)



                CLASS A COMMON STOCK, PAR VALUE $.01 PER SHARE
                        (Title of Class of Securities)




                                  893939 10 8
                     (CUSIP Number of Class of Securities)




                            JAMES M. MICHENER, ESQ.
                       TRAVELERS PROPERTY CASUALTY CORP.
                            ONE TOWER SQUARE -- 8GS
                          HARTFORD, CONNECTICUT 06183
                                (860) 277-0111

      (Name, Address and Telephone Number of Person Authorized to Receive Notices and Communications on Behalf of the Person Filing Statement)


                                 WITH COPIES TO:

      MARTIN LIPTON, ESQ.                     ERIC J. FRIEDMAN, ESQ.
Wachtell, Lipton, Rosen & Katz       Skadden, Arps, Slate, Meagher & Flom LLP
       51 West 52nd Street                      Four Times Square
   New York, New York 10019                 New York, New York 10036
       (212) 403-1000                            (212) 735-3000


[ ] Check the box if the filing relates solely to preliminary communications made before the commencement of a tender offer.


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ITEM 1. SUBJECT COMPANY INFORMATION.


 NAME AND ADDRESS.


     The name of the subject company is Travelers Property Casualty Corp., a Delaware corporation ("Travelers"). The address of the principal executive offices of Travelers is One Tower Square, Hartford, Connecticut 06183, and its telephone number is (860) 277-0111.


 SECURITIES.


     The title of the class of equity securities to which this Solicitation/Recommendation Statement (this "Statement") relates is the Class A common stock, par value $.01 per share (the "Shares"), of Travelers. As of March 21, 2000, there were 57,128,767 Shares issued and outstanding.


ITEM 2. IDENTITY AND BACKGROUND OF FILING PERSON.


 NAME AND ADDRESS.


     The name, business address and business telephone number of Travelers, which is the subject company and the person filing this Statement, are set forth in Item 1 above.


 TENDER OFFER.


     This Statement relates to the tender offer by The Travelers Insurance Group Inc., a Connecticut corporation ("Purchaser") and an indirect wholly owned subsidiary of Citigroup Inc., a Delaware corporation ("Citigroup"), to purchase all outstanding Shares at a purchase price of $41.50 per Share, net to the seller in cash (less any required withholding taxes), without interest thereon, on the terms and subject to the conditions set forth in the Offer to Purchase, dated March 23, 2000 (the "Offer to Purchase"), and in the related Letter of Transmittal (the "Letter of Transmittal," which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, constitute the "Offer"), copies of which are filed as Exhibits (a)(1) and
(a)(2) herewith, respectively, and are incorporated herein by reference in their entirety. Citigroup and its subsidiaries already own 100% of the Class B Common Stock, par value $.01 per share, of Travelers, which constitutes approximately 85% of the outstanding Travelers common stock. The Offer is described in a Tender Offer Statement on Schedule TO (which includes the information required to be reported under Rule 13e-3), dated March 23, 2000 (the "Schedule TO"), which was filed with the Securities and Exchange Commission on March 23, 2000.


     The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of March 22, 2000 (the "Merger Agreement"), by and among Citigroup, Purchaser and Travelers. Following the consummation of the Offer and the satisfaction or waiver of certain conditions, Travelers will merge with a newly formed wholly owned subsidiary of Purchaser (the "Merger"). Travelers will continue as the surviving corporation. In the Merger, each outstanding Share (other than Shares held in the treasury of Travelers or by any of its wholly owned subsidiaries, or owned by Citigroup or Purchaser (except for Shares held by Citigroup or any of its affiliates in a fiduciary or similar capacity on behalf of third parties or held on account of debt previously contracted) or held by stockholders who perfect and do not withdraw or otherwise lose their dissenters' rights under Delaware law) will be converted into the right to receive the merger consideration, which will be $41.50 per Share, net to the seller in cash (less any required withholding taxes), or any higher price paid per Share in the Offer. A copy of the Merger Agreement is filed as Exhibit
(e)(1) hereto and is incorporated herein by reference in its entirety.


     The Schedule TO states that the principal executive offices of Citigroup are located at 153 East 53rd Street, New York, New York 10043 and that the principal executive offices of Purchaser are located at One Tower Square, Hartford, Connecticut 06183.


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ITEM 3. PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS.

     CONFLICTS OF INTEREST.

     Except as described or referred to in this Item 3, there exists on the date hereof no material agreement, arrangement or understanding and no actual or potential conflict of interest between Travelers or its affiliates and either (i) Travelers, its executive officers, directors or affiliates or (ii) Purchaser, Citigroup or any of their respective executive officers, directors or affiliates.


  1. CERTAIN ARRANGEMENTS BETWEEN TRAVELERS AND ITS EXECUTIVE OFFICERS, DIRECTORS AND AFFILIATES.

     Proxy Statement Disclosures. Certain contracts, agreements, arrangements and understandings between Travelers and its executive officers, directors and affiliates are described on pages 1-22 of Travelers' "Proxy Statement Relating to the Annual Meeting of the Company's Shareholders to be Held on April 18, 2000" (the "2000 Proxy Statement") in the sections: "About the Annual Meeting," "Beneficial Ownership," "Election of Directors," "Directors' Compensation," "Executive Compensation," "Compensation Tables," "Retirement Plans," "Other Transactions" and "Relationships with Citigroup and Affiliates," and in Items 10 through 13, inclusive, of Travelers' Form 10-K for the year ended December 31, 1999 (the "Form 10-K"). The 2000 Proxy Statement is filed herewith as Exhibit (e)(2) and is incorporated herein by reference. Items 10 through 13, inclusive, of the Form 10-K are filed herewith as Exhibit (e)(3) and are incorporated herein by reference. The information incorporated by reference is considered to be a part of this Statement, except for any information that is superseded by information included directly in this Statement.

     Company Benefit Plans. Prior to the execution of the Merger Agreement, the Nomination, Compensation and Governance Committees of the Board of Directors of Travelers (the "Travelers Board") took action to provide that the Shares granted under Travelers' Capital Accumulation Plan (the "CAP Plan") will be converted into cash in the Merger and deposited in either of two grantor trusts to be established by Travelers, one of which will hold and invest the funds in securities that provide for a fixed and/or variable rate of return and the other of which will invest the funds in common stock of Citigroup (each, a "Trust" and, collectively, the "Trusts"). The funds will be invested and held in the Trusts until the end of the Restricted Period (as defined in the CAP
Plan). Travelers has amended its Stock Purchase Plan (the "Purchase Plan") to provide that the Purchase Plan will terminate as of the closing of the Merger, all elections made by participants of the Purchase Plan for the month of March will be honored by Travelers and no new elections by any person to participate in the Purchase Plan for any month after March will be honored.


  2. CERTAIN ARRANGEMENTS BETWEEN TRAVELERS AND CITIGROUP.

     The information set forth under "INTRODUCTION," "SPECIAL FACTORS -- Background of this Offer," "SPECIAL FACTORS -- Recommendation of the Special Committee and the Company Board; Fairness of the Offer and the Merger," "SPECIAL FACTORS -- Opinion of Financial Advisor," "SPECIAL FACTORS -- The Merger Agreement," "SPECIAL FACTORS -- Beneficial Ownership of Common Stock," "SPECIAL FACTORS --Transactions and Arrangements Concerning the Shares," "SPECIAL FACTORS -- Related Party Transactions," "THE TENDER OFFER -- Certain Information Concerning the Company" and "THE TENDER OFFER -- Certain Information Concerning Parent and the Purchaser" in the Offer to Purchase is incorporated herein by reference.


  3. INTERESTS OF CERTAIN PERSONS IN THE OFFER AND THE MERGER.

     In considering the recommendations of the Travelers Board and the Special Committee with respect to the Offer, the Merger and the Merger Agreement and the fairness of the consideration to be received in the Offer and the Merger, stockholders should be aware that certain officers and directors of Citigroup, Purchaser and Travelers have interests in the Offer and the Merger which are described in the sections of the Offer to Purchase listed below and which may present them with certain potential conflicts of interest.


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     The information contained under "SPECIAL FACTORS -- Beneficial Ownership of Common Stock," "SPECIAL FACTORS -- Transactions and Arrangements Concerning the Shares," "SPECIAL FACTORS -- Related Party Transactions" and "SPECIAL FACTORS -- Interests of Certain Persons in the Offer and the Merger" in the Offer to Purchase is incorporated herein by reference.

     The Special Committee and the Travelers Board were aware of these actual and potential conflicts of interest and considered them along with the other matters described below in Item 4, "The Solicitation or Recommendation -- Reasons for the Recommendation."


ITEM 4. THE SOLICITATION OR RECOMMENDATION.


 RECOMMENDATION.

     Recommendation of the Special Committee. At a meeting held on March 21, 2000, the Special Committee (i) unanimously determined that each of the Offer and the Merger, both as contemplated by the Merger Agreement, is fair to and in the best interests of Travelers and its stockholders; (ii) unanimously approved, and recommended that the Travelers Board approve, the Offer and the Merger; and (iii) recommended that the Travelers Board recommend acceptance of the Offer and, if necessary, approval of the Merger Agreement by the stockholders of Travelers.

     Recommendation of the Travelers Board. At a meeting held on March 21, 2000, after hearing the Special Committee's recommendation, the Travelers Board, by unanimous vote of all directors and based on, among other things, the recommendation of the Special Committee, (i) determined that the Offer and the Merger are fair to, advisable and in the best interests of Travelers and its stockholders (other than Parent and Purchaser); (ii) approved the Offer, the Merger and the Merger Agreement and the transactions contemplated by the Merger Agreement; and (iii) recommended that Travelers' stockholders accept the Offer and approve the Merger Agreement and the Merger. ACCORDINGLY, THE TRAVELERS BOARD RECOMMENDS THAT THE STOCKHOLDERS OF TRAVELERS ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER AND, IF NECESSARY, APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER.

     A letter to the stockholders of Travelers, a letter to brokers, dealers, commercial banks, trust companies and other nominees, a letter to clients for use by brokers, dealers, commercial banks, trust companies and other nominees communicating the Travelers Board's recommendation and press releases announcing the Offer and the Merger are filed herewith as Exhibits (a)(3),
(a)(4), (a)(5), (a)(6) and (a)(7) respectively, and are incorporated herein by reference.

     The Travelers Board's recommendation is based in part on the oral opinion (which was subsequently confirmed in writing) delivered by Morgan Stanley & Co. Incorporated ("Morgan Stanley") to the Special Committee on behalf of the Travelers Board on March 21, 2000, to the effect that, as of such date and based on and subject to the matters described in the opinion, the price per share of $41.50 to be received pursuant to the Offer and the Merger by Travelers stockholders other than Citigroup and its subsidiaries, was fair, from a financial point of view, to such stockholders. The full text of the written opinion, which sets forth the assumptions made, the procedures followed, the matters considered and the limitations on the review undertaken by Morgan Stanley, is attached hereto as Annex A and filed herewith as Exhibit
(a)(8) and is incorporated herein by reference.


 REASONS FOR THE RECOMMENDATION.

     The reasons for the recommendation stated in this Item 4 are set forth under "INTRODUCTION," "SPECIAL FACTORS -- Background of this Offer," "SPECIAL FACTORS -- Recommendation of the Special Committee and the Board; Fairness of the Offer and the Merger" and "SPECIAL FACTORS -- Opinion of Financial Advisor" in the Offer to Purchase, and are incorporated herein by reference.


 INTENT TO TENDER.

     To the best knowledge of Travelers, after making reasonable inquiry, each of Travelers' executive officers, directors, affiliates and subsidiaries, other than those individuals, if any, for whom the tender of


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Shares could cause them to incur liability under the provisions of Section
16(b) of the Securities Exchange Act of 1934, as amended, or to the extent their Shares are Restricted Shares (as defined in the Merger Agreement), currently intends to tender pursuant to the Offer all Shares held of record or beneficially owned by them as of the date hereof.


ITEM 5. PERSONS/ASSETS RETAINED, EMPLOYED, COMPENSATED OR USED.


     The information contained under "SPECIAL FACTORS -- Background of this Offer," "SPECIAL FACTORS -- Recommendation of the Special Committee and the Board; Fairness of the Offer and the Merger" and "SPECIAL FACTORS -- Opinion of Financial Advisor" in the Offer to Purchase is incorporated herein by reference.


     Neither Travelers nor any person acting on its behalf has employed, retained or compensated, or currently intends to employ, retain or compensate, any person to make solicitations or recommendations to the stockholders of Travelers on its behalf with respect to the Offer or the Merger.


ITEM 6. INTEREST IN SECURITIES OF THE SUBJECT COMPANY.


     The information set forth under "SPECIAL FACTORS -- Transactions and Arrangements Concerning the Shares" in the Offer to Purchase is incorporated herein by reference.


     Except as set forth in this Item 6, no transactions in the Shares during the past 60 days have been effected by Travelers or, to the best of Travelers' knowledge, by any executive officer, director, affiliate or subsidiary of Travelers.


ITEM 7. PURPOSES OF THE TRANSACTION AND PLANS OR PROPOSALS.


     Except as described or referred to in this Statement, no negotiation is being undertaken or engaged in by Travelers which relates to or would result in
(i) a tender offer or other acquisition of the Shares by Travelers, any of its subsidiaries or any other person, (ii) an extraordinary transaction, such as a merger, reorganization, or liquidation, involving Travelers or any of its subsidiaries, (iii) a purchase, sale, or transfer of a material amount of assets by Travelers or any of its subsidiaries or (iv) any material change in the present dividend rate or policy, or indebtedness or capitalization of Travelers.


     Except as described or referred to in this Statement, there are no transactions, Travelers Board resolutions, agreements in principle, or signed contracts entered into in response to the Offer that would relate to one or more of the matters referred to in this Item 7.


ITEM 8. ADDITIONAL INFORMATION.


     The information contained in the Offer to Purchase filed as Exhibit (a)(1) herewith is incorporated herein by reference.


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ITEM 9. EXHIBITS.

EXHIBIT NO.                              DESCRIPTION
-----------   -------------------------------------------------------------------------------
  (a)(1)      Offer to Purchase dated March 23, 2000.*+

  (a)(2)      Letter of Transmittal.*+

  (a)(3)      Letter from the Chairman and Chief Executive Officer of Travelers to Travelers'
              Stockholders, dated March 23, 2000.+

  (a)(4)      Letter from the Dealer Manager to Brokers, Dealers, Commercial Banks, Trust
              Companies, and Nominees.*

  (a)(5)      Letter to clients for use by Brokers, Dealers, Commercial Banks, Trust
              Companies, and Nominees.*

  (a)(6)      Text of press release issued by Citigroup, dated March 21, 2000.*

  (a)(7)      Text of press release issued by Travelers, dated March 21, 2000.*

  (a)(8)      Opinion of Morgan Stanley & Co. Incorporated, dated March 21, 2000 (attached as Annex A hereto).+

  (e)(1)      Agreement and Plan of Merger, dated as of March 22, 2000, among Citigroup,
              Purchaser and Travelers.*

  (e)(2)      Travelers' Proxy Statement Relating to the Annual Meeting of Shareholders to
              be Held on April 18, 2000 (incorporated by reference to the Schedule 14A of
              Travelers filed on March 17, 2000 (File No. 001-14328)).

  (e)(3)      Items 10 through 13 of the Form 10-K of Travelers for the year ended
              December 31, 1999 (incorporated by reference to the Form 10-K of Travelers, filed on March 13, 2000 (File No. 001-14328)).

  (e)(4)      Restated Certificate of Incorporation of Travelers, as amended (incorporated by reference to Exhibit 3.01 of the Form 10-Q of Travelers for the period ended
              March 31, 1997 (File No. 001-14328)).

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*     Incorporated by reference to the Schedule TO filed by Citigroup and
      Purchaser on March 23, 2000.

+     Included in copies mailed to Travelers' stockholders.


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                                   SIGNATURE


     After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Statement is true, complete, and correct.


                               TRAVELERS PROPERTY CASUALTY CORP.




                               By:   /s/   James M. Michener
                                   --------------------------------------------

                                   Name:   James M. Michener

                                   Title:  General Counsel and Secretary


Dated: March 23, 2000




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